                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                              OFFERS TO EXCHANGE:

             I. EACH OUTSTANDING                           II. EACH OUTSTANDING
           COMMON SHARE (INCLUDING                           6.00% CUMULATIVE
            THE ASSOCIATED COMMON                         REDEEMABLE CONVERTIBLE
            SHARE PURCHASE RIGHTS)                   FIRST PREFERRED SHARE, SERIES C
                      OF                                            OF
            THE LOEWEN GROUP INC.                         THE LOEWEN GROUP INC.
                     FOR                                           FOR
            $45.00 OF COMMON STOCK                        $29.51 OF COMMON STOCK
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
           NEW SERVICE CORPORATION                       NEW SERVICE CORPORATION
                INTERNATIONAL                                 INTERNATIONAL
                      OR                                            OR
        $45.00 OF EXCHANGEABLE SHARES                 $29.51 OF EXCHANGEABLE SHARES
           (SUBJECT TO ADJUSTMENT)                       (SUBJECT TO ADJUSTMENT)
                      OF                                            OF
          SCI HOLDINGS CANADA, INC.                     SCI HOLDINGS CANADA, INC.

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     As set forth in "The Offers -- Procedure for Tendering" in the Prospectus,
dated             1996 (the "Prospectus"), this form or one substantially
equivalent hereto must be used to accept the Offers (as defined below) if certificates for (i) Common Shares without par value ("Common Shares"), (ii) an equal number of associated common share purchase rights ("Rights") issued pursuant to the Rights Agreement (as defined in the Prospectus), and/or (iii) 6.00% Cumulative Redeemable Convertible First Preferred Shares, Series C without par value ("Preferred Shares"), of The Loewen Group Inc., a company incorporated under the laws of British Columbia ("Loewen"), are not immediately available, if the certificates and all other required documents cannot be delivered to the Exchange Agent or the Canadian Forwarding Agent (as defined below) prior to the Expiration Date (as defined in the Prospectus), or if the procedure for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mailed to the Exchange Agent at the address set forth below, and must include a guarantee by an Eligible Institution (as defined in the Prospectus). See "The Offers -- Procedure for Tendering" in the Prospectus.

                     The Exchange Agent for the Offers is:

                       IBJ SCHRODER BANK & TRUST COMPANY
                                 (212) 858-2103

             By Mail:                       By Facsimile:             By Hand or Overnight Delivery:
           P.O. Box 84                      (212) 858-2611                   One State Street
      Bowling Green Station              Attn: Reorganization            New York, New York 10004
  New York, New York 10274-0084         Operations Department                Attn: Securities
       Attn: Reorganization                                                  Transfer Window,
      Operations Department        Confirm Facsimile by Telephone:            Subcellar One
                                            (212) 858-2103

                The Canadian Forwarding Agent for the Offers is:

                        MONTREAL TRUST COMPANY OF CANADA
                                 (416) 981-9596

             By Mail:                       By Facsimile:                       By Hand or
      151 Front Street West                 (416) 981-9600                 Overnight Delivery:
            8th Floor              Attn: Reorganization Department        151 Front Street West
         Toronto, Ontario                                                       8th Floor
             M5J 2N1               Confirm Facsimile by Telephone:           Toronto, Ontario
                                            (416) 981-9596                       M5J 2N1

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Purchaser or Purchasers (as defined below) upon the terms and subject to the conditions set forth in the Prospectus,
dated             , 1996, and in the related Letter of Transmittal (which
together constitute the "Offers"), receipt of which is hereby acknowledged, the number of Preferred Shares, Common Shares and/or Rights (collectively, "Shares") shown in the space below pursuant to the guaranteed delivery procedures set forth under "The Offers -- Procedure for Tendering" in the Prospectus. The term "Purchaser" in this Notice of Guaranteed Delivery shall mean New Service Corporation International ("Buyer"), with respect to Shares tendered thereto, and SCI Holdings Canada, Inc. ("Canadian Newco"), with respect to Shares tendered thereto, as set forth in the Letter of Transmittal which this Notice of Guaranteed Delivery accompanies, and the term "Purchasers" shall mean Buyer and Canadian Newco collectively.

Number of Preferred Shares:
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Number of Common Shares:
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Number of Rights:
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Certificate Nos. (if available):
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Name(s) of Record Holder(s):
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                                 (PLEASE PRINT)

Address(es):
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                                                                        ZIP CODE

Area Code and Tel. No.:
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Signature(s):
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Dated: ____________________, 1996

Check ONE box if Common Shares, Rights, and/or Preferred Shares will be tendered by book-entry transfer:

/ /  The Depository Trust Company

/ /  Philadelphia Depository Trust Company

Account Number:
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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or, with respect to Preferred Shares, Common Shares and/or Rights tendered to the Canadian Forwarding Agent, is a Canadian chartered bank, a trust company in Canada or a member firm of The Toronto Stock Exchange, the Montreal Exchange or the Vancouver Stock Exchange (an "Eligible Institution") hereby (a) represents that the above named person(s) "own(s)" the Preferred Shares, Common Shares and/or Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Preferred Shares, Common Shares and/or Rights effected hereby complies with Rule 14e-4, (c) guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of certificates evidencing all the Preferred Shares, Common Shares and/or Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of all of such Preferred Shares, Common Shares and/or Rights into the account maintained by the Exchange Agent at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Letter of Transmittal), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of this Notice of Guaranteed Delivery, and (d) guarantees, if applicable, to deliver certificates representing the Rights in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message in the case of book-entry delivery, and any other required documents, all within a period ending on the later of (i) three NYSE trading days after the date hereof or (ii) three business days after the date certificates for Rights are distributed to shareholders by Loewen or the Rights Agent (as defined in the Prospectus).

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and the certificates for Preferred Shares, Common Shares and/or Rights to the Exchange Agent or the Canadian Forwarding Agent within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein and not otherwise defined have the meanings set forth in the Prospectus.

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                                  Name of Firm

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                                    Address

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                                                               (Postal) Zip Code

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                             Area Code and Tel. No.

Authorized Signature

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                              Name (Please Print)

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                                     Title
Date: __________, 1996

NOTE: DO NOT SEND CERTIFICATES FOR PREFERRED SHARES, COMMON SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.